Exhibit 99

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-104858 of Deluxe Corporation on Form S-3 and in Registration Statement Nos. 33-53585, 333-03265, 333-95739, 333-52452, 333-52454 and 333-89532 of Deluxe Corporation on Form S-8, of our report dated July 28, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Business Combinations” in 2002 and SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activity” in 2001), appearing in the Form 10-K of New England Business Service, Inc. for the year ended June 28, 2003.

/s/ Deloitte and Touche LLP

Boston, Massachusetts

September 10, 2004